NEWS RELEASE

                      ABRAXAS CONSENT SOLICITATION EXPIRES

SAN ANTONIO, TX (July 7, 2004) - Abraxas Petroleum Corporation (AMEX:ABP) today announced that the Consent Solicitation relating to its 11 1/2% Secured Notes due May of 2007, Series A and Series B ("Notes"), has expired under its own terms. The Company was unsuccessful in acquiring the majority consent required for the completion of the Consent Solicitation.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company that also processes natural gas. The Company operates in Texas, Wyoming and western Canada.


FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com